China Education Alliance Announces Participation in Rodman & Renshaw Annual Global Investment Conference

HARBIN, China, May 14, 2010 -- /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE: CEU), a China-based education resources and services company, announced today that the company will participate in the Rodman & Renshaw Annual Global Investment Conference. The event will be held May 16-18, 2010 at the Grosvenor House Hotel in London, UK.

Zack Pan, Chief Financial Officer, is scheduled to present at 8:35 a.m. BST (3:35 a.m. EST) on Tuesday, May 18 in the Fitzroy Suite. Mr. Pan will be available for one-on-one meetings with investors during the conference. For more information regarding this conference, please visit http://www.rodmanandrenshaw.com.

To schedule one-on-one meetings with the Company at this event or in the London area, please call Karl Schilling at 407-644-4256, Ext. 130, or email info@redchip.com.

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career:  the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Contact:

At the Company:

Zack Pan, CFO
China Education Alliance, Inc.
Tel:   1-405-315-9987
Email: zackpan08@gmail.com

Investor Relations:

RedChip Companies, Inc.
Karl Schilling
1-800-733-2447, Ext. 130
info@redchip.com
www.RedChip.com

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SOURCE: China Education Alliance, Inc.